SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

SIBLING ENTERTAINMENT GROUP, INC.

(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies: Common

	2)	Aggregate number of securities to which transaction applies: 33,706,772

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $0.35/share

	4)	Proposed maximum aggregate value of transaction: $11,797,370.20

	5)	Total fee paid: $2,359.47

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

SIBLING ENTERTAINMENT GROUP, INC.

511 West 25th Street, Suite 503

New York, New York 10001

(212) 414-9600

January 3, 2007

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.001 per share (the “Common Stock”), of Sibling Entertainment Group, Inc., a New York Corporation (the “Company”), to notify such Stockholders of the following:

On or about December 12, 2006, the Company received written consents in lieu of a meeting of Stockholders from holders of 17,918,916 shares representing approximately 57.95% of the 31,143,330 shares of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) approving the Amended Agreement of Acquisition and Plan of Reorganization (the “Amended Agreement”) with Sona Development Corp., a Texas corporation (“Sona”).

        The Majority Stockholders approved the actions by written consent in lieu of a meeting on December 12, 2006 in accordance with the New York Business Corporation Act. Accordingly, your consent is not required and is not being solicited in connection with the approval of the actions.

On December 12, 2006, the Board of Directors of the Company approved the Agreement, subject to Stockholder approval. The Majority Stockholders approved the actions by written consent in lieu of a meeting on December 12, 2006 in accordance with the New York Business Corporation Act (“NYBCA”). Accordingly, your consent is not required and is not being solicited in connection with the approval of the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them. The Board of Directors has fixed the close of business on December 12, 2006, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about January 16, 2007 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Annual Report on Form 10-KSB/A for the year ended June 30, 2005;

2.	Annual Report on Form 10-KSB for the year ended June 30, 2006;

3.	Quarterly Report on Form 10-QSB for the period ended September 30, 2006;

The following documents as filed with the Commission by the Sona are incorporated herein by reference:

1.	Annual Report on Form 10-KSB for the year ended December 31, 2005;

2.	Quarterly Reports on Form 10-QSB for the periods ended March 31, 2006, June 30, 2006 and September 30, 2006;

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, December 12, 2006, the Company had 31,143,330 shares of Common Stock issued and outstanding, and there were no shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. Preferred Stockholders are not entitled to vote on matters submitted for Stockholder approval.

On December 12, 2006, the holders of 17,717,250 shares (or approximately 56.89% of the 31,143,330 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the actions set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The NYBCA provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s common stock owned on December 12, 2006, by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address of Directors, Officers and 5% Stockholders	Shares Owned Number	Percent (1)
Sibling Entertainment, Inc. 511 W. 25th Street, Suite 503 New York, New York 10001	6,000,000	19.27%
Mitchell Maxwell, Chief Executive Officer and Director (2) 511 W. 25th Street, Suite 503 New York, New York 10001	2,220,000	7.13%
James S. Cardwell, Chief Financial Officer and Director 17 East 126th Street, Apt. #4s New York, New York 10035	1,060,000	3.40%
Richard Bernstein, Director 927 7th Avenue Denver, Colorado 80204	540,418	1.74%
Victoria Maxwell, Vice President and Director 202 East 21st Street, Apt. 2B New York, New York 10010	2,116,494	6.84%
Stan Tynski 10200 East Girard Avenue, Bldg. C, Suite 250 Denver, Colorado 80231	1,889,334	6.07%
All officers and directors (4 persons)	5,936,912	19.10%

(1)	Applicable percentage of ownership is based on 31,143,330 shares of common stock outstanding as of December 12, 2006, together with applicable options, if any, for each shareholder.

(2)	Mitchell Maxwell owns his shares through Zachwell, Ltd., an entity that he is the direct equity owner.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under the NYBCA, the Company’s articles of incorporation consistent with above or By-Laws to dissent from any of the provisions adopted as set forth herein.

APPROVAL OF THE AGREEMENT OF ACQUISITION AND PLAN OF REORGANIZATION WITH
SONA DEVELOPMENT CORP.

On June 28, 2006 (the “Agreement Effective Date”), the Company entered into an Agreement of Acquisition and Plan of Reorganization (the “Agreement”) with Sona Development Corp., a Texas corporation (“Sona”). The Agreement was amended on September 12, 2006 (the “Amended Agreement”) The Agreement and Amended Agreement are subject to both Sona and the Company complying with Sections 14A and 14C of the 1934 Exchange Act, specifically Regulations 14A and 14C, and Schedules 14A and 14C thereunder. Thereby, Sona is required to file a 14A Proxy Statement to seek shareholder approval of the Agreement and Amended Agreement while the Company is seeking shareholder approval of the Agreement and Amended Agreement by obtaining the written consent of a majority of its shareholders, and filing this 14C Information Statement (collectively, the “Shareholder Statements”).

Sona is presently a blank check company seeking one or more suitable business combinations or acquisitions to create value for its shareholders.

The anticipated closing of the transaction will take place on or about February 9, 2007 (unless the SEC approvals on the Company’s 14C Information Statement and Sona’s 14A Information Statement occur prior to this time, in which case, the closing shall take place within a reasonable period of time after such SEC approvals are received) or such other date as mutually agreed upon by the parties (the “Agreement Closing Date”). On the Agreement Closing Date, Sona shall acquire the Company’s subsidiaries (“Subsidiaries”) from Sibling in consideration for the issuance of shares of Sona’s common stock and warrants equal to the amounts (and for the warrants the same terms) set forth below and Sona shall change its name to “Sibling Entertainment Group Holdings, Inc.” The Subsidiaries are as follows:

SUBSIDIARIES OF SIBLING

Subsidiary	State of Incorporation

Sibling Music Corp.	Delaware
Sibling Pictures, Inc.	Delaware
Reel Love on Film LLC	New York

(subsidiary of Sibling Pictures, Inc.)

Reel Productions, Inc.	New York

(subsidiary of Sibling Pictures, Inc.)

Sibling Theatricals, Inc.	Delaware
Hats Holdings, Inc.	Delaware
(subsidiary of Sibling Theatricals, Inc.)
HATS Denver LLC	Delaware
(subsidiary of Hats Holdings, Inc.)
Sibling Properties, Inc.	Delaware

Note: Additional subsidiaries may be formed by one or more of the existing Subsidiaries prior the closing of the Agreement.

ISSUANCE OF SONA SHARES AND WARRANTS TO THE COMPANY

Prior to closing the Acquisition, the Company shall complete or terminate its Series F offering, and the Company is contemplating the issuance of an additional debenture, or other debt financing for the purpose of proposed acquisitions and working capital, and the related stock and warrants to be issued to consultants and brokers which shall increase the total amount of shares of common stock outstanding in the Company at closing resulting in the issuance of additional Sona shares of common stock to the Company at closing as detailed on Exhibit A.

On the Agreement Closing Date, the Subsidiaries will become wholly owned subsidiaries of Sona.

The Original Agreement was approved by the unanimous consent of our Board of Directors on June 28, 2006. The Majority Stockholders approved the actions by written consent in lieu of a meeting on June 28, 2006 in accordance with the New York Business Corporation Act. The Agreement of Acquisition and Plan of Reorganization adopted by the Company’s Board of Directors was filed as an exhibit to the Company’s Form 8-K with the Securities and Exchange Commission on July 3, 2006 and is hereby incorporated by reference.

The Amended Agreement was approved by the unanimous consent of our Board of Directors on December 12, 2006, subject to certain closing conditions and to Stockholder approval. The Majority Stockholders approved the actions by written consent in lieu of a meeting on December 12, 2006 in accordance with the New York Business Corporation Act. The Amended Agreement adopted by the Company’s Board of Directors was filed as an exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 15, 2006, and is hereby incorporated by reference.

SONA BUSINESS SUMMARY

Since Sona has no current business, its plan of operation will be to seek one or more suitable business combinations or acquisitions to create value for its shareholders. Sona has adopted a conservative policy of seeking opportunities that it considers to be of exceptional quality.

Sona does not intend to restrict its consideration to any particular business or industry segment, though management intends to continue its focus on opportunities related to natural resources. Due to its lack of financial resources, the scope and number of suitable business ventures is limited. Sona is therefore most likely to participate in a single business venture. Accordingly, Sona will not be able to diversify and will be limited to one merger or acquisition. The lack of diversification will prevent it from offsetting losses from one business opportunity against profits from another.

The decision to participate in a specific business opportunity will be made upon Sona’s analysis of the quality of the opportunity’s management and personnel, the anticipated acceptability of products or marketing concepts, the merit of technological changes and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria. Further, it is anticipated that the historical operations of a specific venture may not necessarily be indicative of the potential for the future because of the necessity to substantially shift a marketing approach, expand operations, change product emphasis, change or substantially augment management, or make other changes. Sona will be partially dependent upon the management of any given business opportunity to identify such problems and to implement, or be primarily responsible for the implementation of required changes.

Since Sona may participate in a business opportunity with a newly organized business or with a business which is entering a new phase of growth, it should be emphasized that Sona may incur risk due to the failure of the target’s management to have proven its abilities or effectiveness, or the failure to establish a market for the target’s products or services, or the failure to realize profits.

Sona will not acquire or merge with any company for which audited financial statements cannot be obtained. Sona anticipates that any opportunity in which it participates will present certain risks. Many of these risks cannot be adequately identified prior to selection of a specific opportunity. Sona’s shareholders must therefore depend on the ability of management to identify and evaluate such risks. Further, in the case of some of the opportunities available to Sona, it may be anticipated that some of such opportunities are yet to develop as going concerns or that some of such opportunities are in the development stage in that same have not generated significant revenues from principal business activities prior to Sona’s participation.

Notwithstanding Sona’s above-referenced business plan, it has identified the Company and the Subsidiaries as its acquisition target and executed the Agreement with the Company.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the action stated herein, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders.

By Order of the Board of Directors s/s Mitchell Maxwell Mitchell Maxwell Chief Executive Officer, and Director

EXHIBIT A

SCHEDULE OF SHARES OUTSTANING, RESERVED

AND PROPOSED & PLANNED OFFERINGS

COMMON STOCK:	Outstanding	Reserved	Open & Planned Offerings	Fully Diluted
Current Shares Outstanding	27,992,472			27,992,472
RHS Debenture on Conversion @$0.50/share			1,300,000	1,300,000
Shares - Series F - Current Private Offering	3,150,858	418,304	2,145,138	5,714,300
Reserve for Mandatory Registration Rights		169,025		169,025
Convertible Debenture $250,000 at $0.35/share			714,288	714,288
Shares Reserved for Consulting Agreements		300,000		300,000

Total Shares	31,143,330	887,329	4,159,426	36,190,085

WARRANTS:

$0.275/ share Warrants (5 Year) Sibling Officers & Consultants	1,150,000			1,150,000
Moneta Capital (Extended through 2/28/06			5,000,000	5,000,000
$0.50/ share Warrants (3 Year) (A)	877,500			877,500
$0.50/ share Warrants (3 Year) (C)	65,000			65,000
$0.50/ share Warrants (3 Year) (S)	50,000			50,000
$0.55/ share Warrants (5 Year) (E)	600,000			600,000
RHS Debenture @ $0.55/share (H-1)			300,000	300,000
RHS Debenture Extension @ $0.55/share (H-1)			300,000	300,000
RHS on Conversion @ $0.75/share (H-2)			650,000	650,000
RHS on Conversion @ $1.00/share (H-3)			650,000	650,000
$0.75/ share Warrants (5 Year) (D)	998,736			998,736
$0.75/ share Warrants (5 Year) (E)	600,000			600,000
$0.75/ share Warrants (5 Year) (F)			2,857,150	2,857,150
$1.00/ share Warrants (5 Year) (F)			2,857,150	2,857,150
Warrants Reserved for Licensed Brokers for Series F			300,000	300,000
Warrants Issued / Reserved Consultants	578,000	717,500		1,295,500
Warrants Reserved for $3 Million Debt Financing ($0.75)			357,144	357,144
Warrants Reserved for $3 Million Debt Financing ($1.00)			357,144	357,144
Warrants Reserved for $3 Million Debt Financing ($0.55)			1,200,000	1,200,000
Warrants Reserved for $3 Million Debt Financing ($0.75)			1,200,000	1,200,000
Warrants Reserved for $3 Million Debt Financing ($1.00)			1,200,000	1,200,000

Total Warrants	4,919,236	717,500	17,228,588	22,865,324

Total Fully Diluted	36,062,566	1,604,829	21,388,014	59,055,409